EXHIBIT 99.2

CDR Manufacturing, Inc.
(d/b/a Ayrshire Electronics)
& Subsidiaries

Consolidated Financial Statements

June 30, 2014 and the Six Month
Periods Ended June 30, 2014 and 2013
(Unaudited)

CDR Manufacturing, Inc. & Subsidiaries

Table of Contents
June 30, 2014 and the Six Month Periods Ended June 30, 2014 and 2013 (Unaudited)

CDR Manufacturing, Inc. & Subsidiaries
Consolidated Balance Sheet
(Unaudited)

June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$496,652
Accounts receivable, net	19,504,654
Inventories, net	20,818,188
Prepaid expenses and other	1,113,393
Deferred tax asset	939,000
Total current assets	42,871,887
Property and equipment, net	5,063,741
Other assets:
Goodwill	959,881
Other non-current assets	593,038
Total other assets	1,552,919
Total assets	$49,488,547
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Checks drawn in excess of cash on deposit	$434,566
Accounts payable	8,115,149
Accrued expenses and other	2,947,691
Income taxes payable	290,180
Line of credit	13,965,736
Current portion of long-term debt	1,250,204
Total current liabilities	27,003,526
Long-term liabilities:
Deferred tax liability	441,000
Long-term debt, less current portion	1,597,335
Total long-term liabilities	2,038,335
Total liabilities	29,041,861
Commitments and contingencies
Shareholders’ equity:
Common stock	20,000
Retained earnings	20,368,669
Total CDR stockholders’ equity	20,388,669
Non-controlling interest equity	58,017
Total Stockholders' Equity	20,446,686
Total liabilities and stockholders’ equity	$49,488,547

See accompanying notes.

CDR Manufacturing, Inc. & Subsidiaries
Consolidated Statements of Income
Six Month Periods Ended June 30, 2014 and 2013
(Unaudited)

	2014	2013
Net sales	$62,964,566	$54,439,929
Cost of sales	52,261,755	46,168,275
Gross profit	10,702,811	8,271,654
Selling, general and administrative expenses	7,719,761	7,447,642
Income from Operations	2,983,050	824,012
Other Income (Expense)
Interest income	108	232
Interest expense	(234,250)	(209,069)
Gain from insurance proceeds	—	494,494
Other income (expense), net	28,240	(5,875)
Total Other Expense	(205,902)	279,782
Income before Income Taxes	2,777,148	1,103,794
Income Tax Expense	1,025,325	243,312
Net Income	1,751,823	860,482
Net Income Attributable to the Non-controlling Interest	(47,496)	(13,210)
Net Income Attributable to CDR	$1,704,327	$847,272

See accompanying notes.

CDR Manufacturing, Inc. & Subsidiaries
Consolidated Statement of Changes in Stockholders' Equity
Six Month Period Ended June 30, 2014
(Unaudited)

	CDR
	Common Stock (no par value, 60 shares authorized)
	Number of Shares Issued and Outstanding	Amount	Retained Earnings	Non-controlling Interest Equity	Total
Balance, December 31, 2013	0.1557	$20,000	$18,664,342	$32,158	$18,716,500
Net income	—	—	1,704,327	47,496	1,751,823
Distributions	—	—	—	(21,637)	(21,637)
Balances, June 30, 2014	0.1557	$20,000	$20,368,669	$58,017	$20,446,686

See accompanying notes.

CDR Manufacturing, Inc. & Subsidiaries
Consolidated Statements of Cash Flows
Six Month Periods Ended June 30, 2014 and 2013
(Unaudited)

	2014	2013
Cash Flows from Operating activities:
Net Income	$1,751,823	$860,482
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Bad debts	20,086	24,093
Depreciation	616,469	716,792
Amortization	11,169	12,169
Net (gains) losses on sales/disposals of property and equipment	(10,958)	4,891
Deferred income taxes	(295,000)	(193,000)
Changes in operating assets and liabilities:
Accounts receivable	(507,456)	(1,836,700)
Inventories	(2,318,548)	(3,374,365)
Prepaid expenses and other	(436,365)	(443,790)
Income taxes receivable	—	338,887
Other non-current assets	—	12,649
Accounts payable	3,929,010	508,856
Accrued expenses and other	354,889	386,630
Income taxes payable	246,500	8,000
Cash provided by (used in) operating activities	3,361,619	(2,974,406)
Cash Flows from Investing activities:
Proceeds from sales/disposals of property and equipment	16,624	2,200
Purchases of property and equipment	(396,802)	(1,230,190)
Cash used in investing activities	(380,178)	(1,227,990)
Cash Flows from Financing activities:
Checks drawn in excess of cash on deposit	(2,127,804)	1,163,718
Net proceeds from line of credit	109,162	2,794,216
Proceeds from additional long-term debt	—	690,300
Principal repayments of long-term debt	(625,101)	(611,164)
Distributions	(21,637)	(6,640)
Cash (used in) provided by financing activities	(2,665,380)	4,030,430
Net increase (decrease) in cash and cash equivalents	316,061	(171,966)
Cash and cash equivalents, beginning of period	180,591	532,212
Cash and cash equivalents, end of period	$496,652	$360,246
Supplemental cash flow information:
Cash paid for interest	$204,446	$199,244
Income tax payments, net of refunds	$1,058,500	$(253,887)
Supplemental non-cash investing and financing activities
Property and equipment in accounts payable	$34,950	$—

See accompanying notes.

Note A - Nature of Operations / Consolidated Financial Statements

The accompanying consolidated financial statements include the accounts of CDR Manufacturing, Inc. (CDR), a Kentucky corporation, d/b/a Ayrshire Electronics, and its wholly-owned subsidiaries, CDR Holdings, LLC (CDR Holdings) and Ayrshire Electronics of Mississippi, LLC (AEM), both Kentucky limited liability companies. Additionally, CDR owns a 95% interest in Ayrshire Electronics of Arkansas, LLC (AEA), also a Kentucky limited liability company. The term Company, as used herein, refers to CDR and its consolidated subsidiaries collectively.

The Company manufactures printed circuit board assemblies, mechanical sub-assemblies, and complex final assemblies for various customers primarily located throughout the United States. CDR operates facilities in Harrodsburg, Kentucky and Oakdale, Minnesota, and operates a purchasing office in Taipei, Taiwan. The real estate of the Harrodsburg facility is owned by and represents the only activity of CDR Holdings.

AEM operates a facility in Corinth, Mississippi. AEA operates a facility in Fayetteville, Arkansas and, along with its wholly-owned subsidiary, Ayrshire Electronics of Mexico, LLC (AEMEX), a Kentucky limited liability company, has maquiladora operations in McAllen, Texas and Reynosa, Mexico.

All significant inter-company accounts and transactions have been eliminated in consolidation.

As limited liability companies, except as otherwise provided by Kentucky law, no member/partner, manager, employee, or agent of AEA, AEM, AEMEX, or CDR Holdings shall be personally liable for the debts, obligations, or liabilities of the respective companies, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member/partner, manager, employee, or agent of the respective companies.

The Company’s fiscal year-end is December 31. The accompanying consolidated financial statements includes all adjustments, which are, in the opinion of management, necessary to present fairly the Company’s financial position as of June 30, 2014 and the results of its operations and changes in cash flows for the six month periods ended June 30, 2014 and 2013. Results of operations for the six month periods ended June 30, 2014 and 2013 are not necessarily indicative of the results that may be expected for the respective fiscal years in their entirety.

Note B - Summary of Significant Accounting Policies

1.
Basis of Accounting: The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP). The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) is the sole source of authoritative GAAP.

2.
Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

3.
Recently Issued Accounting Pronouncements: In January 2014, the FASB issued Accounting Standards Update (ASU) 2014-02, Intangibles-Goodwill and Other (Topic 350): Accounting for Goodwill, which introduces an accounting alternative for private companies that simplifies and reduces the costs associated with the subsequent accounting for goodwill. It allows private companies to elect to amortize goodwill on a straight-line basis over 10 years (or less if a shorter useful life is considered to be more appropriate). Further, an entity that elects the alternative must also elect whether to test goodwill for impairment at the entity or reporting unit level.  This guidance is effective for annual periods beginning after December 15, 2014, with early adoption permitted. The Company has not early adopted with respect to the accompanying consolidated financial statements.

Note B - Summary of Significant Accounting Policies (Continued)

3.	Recently Issued Accounting Pronouncements (Continued):

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2014-09 affect any entity that either enters into contracts to transfer goods or services or enters into contracts for the transfer of non-financial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance is effective for annual periods beginning after December 15, 2017 (for non-public entities), including interim periods within that reporting period. Early adoption is not permitted. The Company has not yet assessed the impact of the adoption of ASU 2014-09 on its consolidated financial statements.

4.
Cash and Cash Equivalents: The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company periodically maintains balances of cash/cash equivalents in excess of federally insured levels.

5.
Accounts Receivable, Net: The Company grants credit to customers in the normal course of business based on their credit worthiness and does not generally require collateral. Accounts receivable are recorded based on contracted amounts and are considered past due when payment is not received within the period allowed under the terms of the sale, which is generally thirty to sixty days.

Accounts receivable are net of an allowance for doubtful accounts of approximately $124,000 at June 30, 2014. The allowance for doubtful accounts is based on general historical collection experience and a review of existing accounts receivable. The allowance represents an amount which, in management's judgment, will be adequate to absorb future losses on existing accounts receivable that may become uncollectible. The Company has credit insurance in certain circumstances which may help to protect the Company against certain levels of potential credit losses. Balances that are still outstanding after management has used reasonable collection efforts, and for which the Company will not be fully reimbursed through its credit insurance, are written-off.

The Company has entered into an agreement with a financial services organization to sell certain accounts receivable without recourse. The aggregate gross amount sold under this arrangement totals approximately $5,281,000 and $5,041,000 for the six month periods ended June 30, 2014 and 2013, respectively. The loss on these transactions, which represents the cost of selling such accounts receivable, is reflected in the accompanying consolidated statements of income as a reduction in sales. The cost of selling such accounts receivable for the six month periods ended June 30, 2014 and 2013 totals approximately $29,000 and $34,000, respectively. The loss on sales of these receivables represents the cost of financing for the number of days the receivables remain unpaid through their due date. The financing rate has ranged from LIBOR plus 1.50% to LIBOR plus 2.25%. The Company sells its receivables under this arrangement to take advantage of low borrowing rates compared to its bank financing facilities (See Notes F and G).

6.
Inventories: Inventories, consisting of component parts and supplies (raw materials), work in process, and finished products, are stated at the lower of cost or market utilizing the first-in, first-out (FIFO) method. Work in process and finished products include both direct manufacturing costs and allocated overhead costs.

Note B - Summary of Significant Accounting Policies (Continued)

7.
Property and Equipment, Net: Property and equipment is stated at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the depreciable assets, which range from three to thirty-nine years. Depreciation expense totals approximately $616,000 and $717,000 for the six month periods ended June 30, 2014 and 2013, respectively.

Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized. The costs of repairs and maintenance are charged to expense as incurred.

8.
Impairment of Long-lived Assets: The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. There are no identified impairments with respect to the six month periods ended June 30, 2014 and 2013.

9.
Goodwill: Goodwill represents the excess of the consideration given (purchase price paid) over the fair value of the identifiable net assets acquired in connection with a business acquisition. In accordance with GAAP, goodwill is evaluated for potential impairment and is not amortized (see Note B.3.). The Company evaluates goodwill for potential impairment on an annual basis or sooner, if deemed necessary.

Management applied the qualitative assessment with respect to the six month periods ended June 30, 2014 and 2013, and as a result of its qualitative analysis, determined that it was more-likely-than-not that the fair value of the reporting unit was greater than the carrying amount of the goodwill.

10.	Other Non-current Assets: At June 30, 2014, other non-current assets consist of the following:

Life settlement contracts	$511,571
Deferred loan costs, net of accumulated amortization of $52,149	39,098
Other	42,369
$593,038

At December 31, 2012, the investment in life settlement contracts consisted of two such arrangements which insured the Company's majority shareholder and his spouse. The death benefits (under the two policies) totaled $3,500,000.

During the six month period ended June 30, 2013, the Company’s majority shareholder passed away. Pursuant to one of the life settlement contracts, the Company received approximately $507,000 in death benefits. The accompanying consolidated statement of income for the six month period ended June 30, 2013 reflects a gain from the insurance proceeds totaling approximately $494,000.

The total future annual premium payments under the second life settlement contract for the calendar years ended December 31, 2014 through 2017 are expected to approximate $23,000 per year, then being subject to adjustment.

Note B - Summary of Significant Accounting Policies (Continued)

10.Other Non-current Assets (Continued):

As permitted under GAAP, the Company has elected to account for the life settlement contracts under the investment method. Under this method, the initial investment, plus all initial direct external and subsequent continuing costs (the premiums) to keep the policy in force are capitalized. Upon the death of the insured, a gain is recognized in earnings for the difference between the net death benefit (the life insurance proceeds) and the carrying amount of the contract (the investment). Cash flows with respect to the Company's investment in the life settlement contracts are accounted for within cash flows from operating activities attributable to the change in other non-current assets.

The unamortized deferred loan costs relate to the Company's bank debt discussed in Notes F and G. Costs of $58,561 associated with the 2011 financing were paid and such costs are being amortized over the five year term of the related 2011 financing. During the 2012 fiscal year, the Company amended its 2011 financing with related costs totaling $32,686 paid and included as deferred loan costs. Amortization expense for the six month periods ended June 30, 2014 and 2013 totals approximately $11,000. Future amortization expense for the six month period ended December 31, 2014 is expected to approximate $11,000. Future amortization expense for the calendar years ended December 31, 2015 and 2016 is expected to approximate $22,000 and $6,000, respectively.

See Note M with respect to related subsequent events.

11.	Revenue Recognition: The Company recognizes revenue from product sales when title has passed to the customer, which is generally upon shipment.

12.
Shipping and Handling Costs: The Company reports shipping and handling costs charged to customers within net sales. The shipping and handling costs incurred by the Company are included in cost of sales.

13.
Income Taxes: CDR is taxed as a corporation. CDR Holdings and AEM are considered single-member limited liability companies for federal, state, and local tax reporting purposes and are therefore treated as disregarded entities. Accordingly, the operations of CDR Holdings and AEM are combined with those of CDR for tax reporting purposes. AEA is treated as a partnership for income tax purposes. As a result, AEA does not pay federal income taxes on its taxable income. In lieu of corporate federal income taxes, AEA's partners are taxed on their respective shares of AEA earnings.

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements as adjusted for the permanent differences between reported financial and taxable income. Deferred taxes are recorded for the temporary differences in basis for assets and liabilities between financial reporting and income tax purposes.

The ASC provides for the accounting with respect to uncertainty in income taxes recognized in financial statements. These standards require recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. The Company has determined that no significant adjustment for income tax uncertainties or unrecognized tax benefits is required.

As a policy, the Company classifies interest and penalties with respect to material uncertain income tax positions recognized in the consolidated financial statements (when applicable) as interest expense and as a selling, general, and administrative expense, respectively. The Company is no longer subject to federal and state income tax examinations by taxing authorities for fiscal years before 2011.

Note B - Summary of Significant Accounting Policies (Continued)

14.
Subsequent Events: The Company has evaluated for recognition and disclosure purposes events occurring subsequent to June 30, 2014 through the date the consolidated financial statements herein were issued. See Note M.

Note C - Concentrations

For each of the six month periods ended June 30, 2014 and 2013, sales to one customer represents 11% of net sales revenue (no other individual customer exceeds 10%). At June 30, 2014, accounts receivable due from the one customer represents 12% of net accounts receivable as of the period end (no other individual customer exceeds 10%).

Note D - Inventories

At June 30, 2014, inventories consist of the following:

Raw materials	$15,450,647
Work in process	4,141,875
Finished products	1,901,176
21,493,698
Less inventory reserves	675,510
Total Inventories	$20,818,188

Note E - Property and Equipment, Net

At June 30, 2014, net property and equipment consists of the following:

Land	$278,867
Buildings and building improvements	3,082,911
Machinery and equipment	16,919,459
Office furniture/fixtures and computer equipment/software	1,237,207
Vehicles	158,910
21,677,354
Less accumulated depreciation	16,613,613
Property and Equipment, net	$5,063,741

See Note M with respect to related subsequent events.

Note F - Bank Line of Credit

In March 2011, the Company refinanced its revolver loans, as well as certain of its long-term debt obligations (see Note G) with a new lender (2011 financing). The 2011 financing, obtained by CDR, AEA, and AEM, collectively the borrowers, provided for a revolving line of credit up to an aggregate principal amount of $22,500,000 (working capital line), as well as a $4,200,000 term loan (equipment term loan), a $250,000 term loan (real estate term loan), and a second revolving line of credit (see Note G) up to an aggregate principal amount of $1,000,000 to finance purchases of equipment (capital expenditure line). In November 2011, the Company amended the 2011 financing which allowed the Company, pursuant to certain conditions, to increase the working capital line up to a maximum amount of $27,500,000.

In October 2012, the Company amended the 2011 financing (the 2012 amendment) which allows the Company, pursuant to certain conditions, to increase the working capital line up to a maximum amount of $30,000,000 through March 31, 2016. In addition, the 2012 amendment provided for another revolving line of credit (see Note G) up to an aggregate principal amount of $1,500,000 to finance purchases of equipment (second capital expenditure line). The 2012 amendment also provided for another real estate term loan up to an aggregate principal amount of $2,000,000 to purchase a new facility (second real estate term loan), under which there have been no borrowings as of June 30, 2014.

Borrowings under the working capital line are subject to a borrowing base of eligible accounts receivable and inventories (as defined). The outstanding principal amount under the working capital line, together with the unpaid interest accrued thereon, is due at maturity (March 31, 2016). The working capital line bears interest at the 3-month LIBOR Rate plus 2.25% (resulting in an interest rate of 2.50% at June 30, 2014). Interest is payable monthly. The working capital line agreement includes a lockbox arrangement whereby remittances from customers are applied against the borrowings outstanding under the working capital line. Additionally, the line of credit agreement also contains a subjective acceleration clause which would permit an acceleration of the repayment of the working capital line. Accordingly, under GAAP, the total amount outstanding under the working capital line, $13,965,736, is classified as a current liability in the accompanying consolidated balance sheet as of June 30, 2014.

The amounts outstanding under the lines of credit described above (including the two capital expenditure lines), like the term loans, are collateralized by substantially all of the Company's assets, as well as the guarantee of AEMEX.

The working capital line is subject to certain financial covenants including a minimum net income amount, a fixed charge coverage ratio, and a maximum annual capital expenditures amount, as defined (see Note G with respect to the same financial covenants being attributable to the certain of the long-term debt obligations). The Company is in compliance with all covenants at June 30, 2014.

See Note M with respect to related subsequent events.

Note G - Long-term Debt

At June 30, 2014, the Company's long-term debt obligations consist of the following:

Capital expenditure line (Note F) bearing interest at the 3-month LIBOR Rate plus 2.50%, resulting in an interest rate of 2.75% at June 30, 2014, collateralized by substantially all of the Company's machinery and equipment, monthly payment of $11,741 plus interest, final balloon payment of all outstanding principal, and the unpaid interest accrued thereon, due March 2016.	$399,192

Second capital expenditure line (Note F) bearing interest at the 3-month LIBOR Rate plus 2.50%, resulting in an interest rate of 2.75% at June 30, 2014, collateralized by substantially all of the Company's machinery and equipment, monthly payment of $18,276 plus interest, final balloon payment of all outstanding principal, and the unpaid interest accrued thereon, due March 2016.	816,680

Equipment term loan (Note F) bearing interest at the 3-month LIBOR Rate plus 2.50%, resulting in an interest rate of 2.75% at June 30, 2014, collateralized by substantially all of the Company's machinery and equipment and secured by a mortgage with respect to the Fayetteville, Arkansas property, monthly payment of $70,000 plus interest, final balloon payment of all outstanding principal, and the unpaid interest accrued thereon, due March 2016.	1,540,000

Real estate term loan (Note F) bearing interest at the 3-month LIBOR Rate plus 2.50% resulting in an interest rate of 2.75% at June 30, 2014, secured by a mortgage with respect to the Fayetteville, Arkansas property, monthly payment of $4,167 plus interest, final balloon payment of all outstanding principal, and the unpaid interest accrued thereon, due March 2016.	91,667

Total long-term debt	2,847,539
Current portion of long-term debt	1,250,204
Long-term debt, less current portion	$1,597,335

Note G - Long-term Debt (Continued)

The equipment and real estate term loans are subject to certain financial covenants. See Note F with respect to the financial covenants (the same such covenants that are attributable to the working capital line). The Company is in compliance with all covenants at June 30, 2014.

Additionally, under an agreement with its bank, the Company may have up to $1,000,000 of letters of credit drawn at one time. There is a 3% fee on the aggregate undrawn amount of all outstanding letters of credit issued. At June 30, 2014, amounts drawn under letters of credit total approximately $312,000.

At June 30, 2014, the aggregate maturities required on the Company’s long-term debt obligations are as follows:

Twelve Month Period Ended June 30
2015	$1,250,204
2016	1,597,335
$2,847,539

See Note M with respect to related subsequent events.

Note H - Income Taxes

Income tax expense for the six month periods ended June 30, 2014 and 2013 consists of the following components:

	2014	2013
Current	$1,320,325	$436,312
Deferred	(295,000)	(193,000)
Total Income Tax Expense	$1,025,325	$243,312

For the six month periods ended June 30, 2014 and 2013, the Company's effective tax rate differs from its statutory tax rate principally because of the effect of permanent differences, including the domestic production activities deduction, non-taxable life insurance proceeds, and non-deductible meals and entertainment expenses.

Note H - Income Taxes (Continued)

At June 30, 2014, the net deferred tax asset consists of the following components:

Accounts receivable	$48,000
Inventories	608,000
Property and equipment	(453,000)
Accrued expenses and other	297,000
Other	(2,000)
Net Deferred Tax Asset	$498,000

At June 30, 2014, the net deferred tax asset is presented in the accompanying consolidated balance sheet as follows:

Current assets	$939,000
Non-current liability	(441,000)
Net Deferred tax Asset	$498,000

A valuation allowance is provided when it is "more-likely-than-not" that all or some portion of the deferred tax asset will not be realized. Management does not consider such a valuation allowance necessary at June 30, 2014.

Note I - Retirement Plan

The Company maintains a defined contribution 401(k) plan (Plan) under which Company employees may defer a portion of their annual compensation pursuant to section 401(k) of the Internal Revenue Code. Substantially all Company employees who are twenty-one years or older and who have completed one year of service are eligible to participate in the Plan. The Plan stipulates the Company may make matching contributions in an amount equal to the match percentage as determined by the Company for the respective Plan year. The Company has the ability to temporarily suspend or permanently discontinue employer matching contributions. The Company elected not to make any employer matching contributions to the Plan during the six month periods ended June 30, 2014 and 2013, electing to temporarily suspend such contributions.

Note J - Operating Leases

The Company leases its Kentucky corporate office space under an operating lease with a term through March 2018. As of June 30, 2014, the Company is paying rent in installments of $8,481 per month. On an annual basis, the amount of rent increases as outlined under the terms of the lease agreement (the "base rental" schedule) up to a monthly amount of rent totaling $8,955 during 2018 (the last year of the lease).

The Company also leases office (a sales office) and warehouse space (space in addition to the Kentucky office and manufacturing/warehouse facilities the Company owns) in Kentucky under operating leases with terms through October 2014 and January 2015, respectively (two separate lease agreements). As of June 30, 2014, the Company is paying rent in installments totaling $3,950 per month ($950 and $3,000 per month, respectively). The office space lease agreement will automatically be extended for two successive terms of six months each, unless the Company notifies the lessor in writing at least 60 calendar days prior to the expiration of the then current term.

The Company leases its Minnesota office and manufacturing/warehouse facilities under an operating lease with a term through December 2014. As of June 30, 2014, the Company is paying rent in installments of $31,731 per month plus an additional "rent" amount associated with real estate taxes and building repairs and maintenance. Effective January 2015, the Company signed an extension with respect to its Minnesota lease which extended the term through December 2020. On an annual basis beginning January 2015, the amount of rent will change as outlined under the terms of the lease agreement (the "base rental" schedule) up to a monthly amount of rent totaling $31,158 during 2020 (the last year of the extension).

The Company leases its Taiwan office space under an operating lease with a term through April 2017. As of June 30, 2014, the Company is paying rent in installments of $1,567 per month.

AEM leases its office and manufacturing/warehouse facilities under an operating lease agreement with a term through July 2016. Annual rent expense under the AEM lease agreement totals $6,659. The lease agreement is renewable, at the Company's discretion, for nine successive terms of five years each and for a final renewal term of four years through July 2060.

AEMEX rents its facilities in Reynosa, Mexico under a "Shelter Services Agreement" (agreement) through August 2015. AEMEX is paying rent in installments of $10,500 per month. The term of the lease (in conjunction with the term of the agreement) will automatically (at the same monthly rent amount) be extended for separate consecutive one year terms, unless the Company notifies the lessor in writing at least 90 calendar days prior to the expiration of the then current term.

Operating lease expense with respect to the above leases totals approximately $365,000 and $352,000 for the six month periods ended June 30, 2014 and 2013, respectively.

Note J - Operating Leases (Continued)

At June 30, 2014, the future minimum lease commitments under non-cancellable operating leases are as follows:

Twelve Month Period Ended June 30
2015	$535,627
2016	476,449
2017	480,562
2018	445,333
2019	369,321
Thereafter	559,420
$2,866,712

Note K - Related Party Transactions

During the six month period ended June 30, 2013, the Company paid management fees totaling approximately $119,000 to an entity affiliated through common ownership (a "management services" company wholly-owned by the Company's majority shareholder). No such management fees were paid during the six month period ended June 30, 2014.

Additionally, during the six month periods ended June 30, 2014 and 2013, the Company paid legal fees totaling approximately $5,000 and $17,000, respectively, to a law firm at which one of the Company's shareholders is Chairman Emeritus.

The amounts described above are included in selling, general, and administrative expenses per the accompanying consolidated statements of income.

Note L - Commitments and Contingencies

The Company currently participates in two captive insurance arrangements. The Company pays premiums to the captives for certain types of insurance coverage (general liability, real and personal property, automobile, and workers' compensation). Depending on the specific type of insurance coverage, claims are limited both individually and in the aggregate on an annual basis. From time to time, the captives may return a portion of the Company's premium payments in the form of dividends. However, the Company may also be obligated to fund the captives should submitted claims, or incurred, but not yet reported claims, require the captives to fund the payment of such claims in excess of the accumulated premiums.

Note L - Commitments and Contingencies (Continued)

As indicated in Note J, the Company is a party to a "Shelter Services Agreement" (agreement) under which United States and Mexican entities (vendor) provide "shelter services" to AEMEX by providing the necessary labor, administrative control, and technical supervision to manufacture and assemble certain finished products in Mexico, overseeing and managing the exportation of such finished products to the United States. The agreement expires in August 2015, however, the agreement will automatically be extended for separate consecutive one year terms, unless the Company notifies the vendor in writing at least 90 calendar days prior to the expiration of the initial term.

During the normal course of business, the Company may become involved in certain legal proceedings.

In management's opinion, none of the proceedings would result in claims against the Company that are material in relation to the accompanying consolidated financial statements.

Note M - Subsequent Events

On September 3, 2014, Key Tronic Corporation (Key Tronic) acquired all of the common stock of CDR, including its subsidiaries. In connection therewith, all of the bank debt as described in Notes F and G (to the extent such bank debt was not already paid-in full; see below with respect to the real estate term loan) was retired. The aggregate outstanding balance of such bank debt at September 3, 2014 totaled approximately $18,400,000.

Prior to the acquisition by Key Tronic (subsequent to June 30, 2014), the following transactions occurred:

▪	CDR acquired the 5% non-controlling interest in AEA for $565,000, thereby making AEA a wholly-owned subsidiary.

▪
Certain property held by AEA with a book value totaling approximately $1,553,000 and an estimated fair value of $4,100,000 was distributed to CDR, then to CDR’s shareholders. A gain totaling approximately $2,547,000 was recorded related to this transaction.

▪
The life settlement contract (see Note B.10.) was sold to the estate of the Company’s majority shareholder (during the six month period ended June 30, 2013, the majority shareholder passed away) for $517,000, the proceeds from which were distributed to CDR’s shareholders.

▪	Payroll bonuses totaling approximately $1,700,000 were paid to employees.

Subsequent to June 30, 2014, the real estate term loan (see Note G) was paid in-full.